UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2022

Bill.com Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39149	83-2661725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, Suite 100

San Jose, California 95002

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 621-7700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On January 24, 2022, Bill.com Holdings, Inc. (the “Company”) announced that Germaine Cota, age 41, has been appointed to the position of Senior Vice President, Finance & Accounting, and will serve as the Company’s principal accounting officer for purposes of the Company’s filings with the SEC, effective January 24, 2022. In this role, Ms. Cota will oversee global accounting operations, financial reporting, tax, and treasury functions for the Company.

Ms. Cota previously served as Chief Accounting Officer and Treasurer at 8x8, Inc., a business communications company, from November 2020 until January 2022, and as Vice President, Corporate Controller, from January 2002 until November 2020. Prior to 8x8, Inc., Ms. Cota served as Chief Financial Officer at Mercari, Inc., an e-commerce company, from August 2018 until January 2020, as Assistant Controller at LinkedIn Corporation, a professional social networking company, from May 2017 until August 2018, and held several other financial and accounting roles at LinkedIn between April 2013 and March 2017. Prior to LinkedIn, Ms. Cota spent nearly 10 years in assurance and advisory services at Ernst & Young, LLP. Ms. Cota holds a B.S. degree in Accounting from Santa Clara University and is a Certified Public Accountant in California.

In connection with Ms. Cota’s appointment, the Company entered into a letter agreement with Ms. Cota, which includes the following terms: (i) an initial annual base salary of $340,000 per year (the “Base Salary”), (ii) an annual discretionary bonus of up to 35% of Ms. Cota’s Base Salary, (iii) a signing bonus of $50,000, and (iv) restricted stock units (the “RSU Award”) representing the opportunity to receive an aggregate of $4 million in shares of the Company’s common stock. The RSU Award will vest as to one-fourth of the shares on the first anniversary of the date of grant, with the remainder vesting ratably on a quarterly basis over the subsequent three years, so long as Ms. Cota remains employed by the Company through such vesting date, among other benefits.

In connection with her appointment, Ms. Cota will enter into the Company’s standard forms of Indemnification Agreement and Change in Control and Severance Agreement, which are attached as Exhibits 10.1 and 10.6, respectively, to the Company’s Registration Statement on Form S-1 filed with the Commission on November 15, 2019 (File No. 333-234730).

There is no arrangement or understanding between Ms. Cota and any other persons pursuant to which Ms. Cota was selected as the Company’s principal accounting officer. Ms. Cota has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BILL.COM HOLDINGS, INC.

Date: January 24, 2022	By:	/s/ Raj Aji
Raj Aji
General Counsel, Chief Compliance Officer and Secretary